Listing Report:Supplement No. 129 dated Dec 23, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 270902
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Feb-1994	Debt/Income ratio:	10%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	52	Length of status:	16y 1m
Amount delinquent:	$328	Revolving credit balance:	$4,730	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	howell81	Borrower's state:	Georgia	Borrower's group:	Vets helping Vets
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finish Project
Hello, Would like to finance the final step in my project, which is a new paint job on my 2001 Camaro Z28.? I am a Sergeant First Class serving on active duty and have served continuosly for over 16 years.? I have at least 4 more years before I am eligible to apply for retirement, but plan on serving until the 24 year mark.? My ability to repay is outlined below:

Income:??$5869 monthly (Verifiable)??

Outgoing Expenses
Mortgage Payment? ?$1154.21
Auto Insurance?? ????? $119.00
Personal Loan??????????$302.00
Child Support?????????? $424.53
Utilities??????????????? ????$362.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 435944
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1985	Debt/Income ratio:	14%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	4y 10m
Amount delinquent:	$0	Revolving credit balance:	$2,216	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	hard-working-currency	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off credit cards.

My financial situation:
I am a good candidate for this loan because I make enough money to pay a loan.? My debt to income ration is not too high and my credit is the most important thing to me - so I always pay my bills on time I want to pay off credit cards and having three cards to pay it is paying 3 times the interest.?

Monthly net income: $ 4,622.00

Monthly expenses: $ 2,860.00
??Housing: $ 1,100.00
??Insurance: $ 87.00
??Car expenses: $ 451.00
??Utilities: $ 430.00
??Phone, cable, internet: $ 132.00
??Food, entertainment: $ 450.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 60.00 min payments
??Other expenses: $ 50.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439542
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jun-1989	Debt/Income ratio:	7%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	0y 7m
Amount delinquent:	$0	Revolving credit balance:	$318	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	39%	Stated income:	$100,000+
Delinquencies in last 7y:	12	Homeownership:	Yes
Inquiries last 6m:	11
Screen name:	smart-liberty8	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a new car for our family
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439554
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.40%	Starting borrower rate/APR:	28.40% / 30.75%	Starting monthly payment:	$291.06

Auction yield range:	11.20% - 27.40%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1978	Debt/Income ratio:	39%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	19 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	36y 3m
Amount delinquent:	$0	Revolving credit balance:	$42,256	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Scubaguy	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	57 ( 100% )	660-679 (Latest)
Principal borrowed:	$16,000.00	< mo. late:	0 ( 0% )	640-659 (Dec-2007) 620-639 (Jan-2007)
Principal balance:	$3,044.90	1+ mo. late:	0 ( 0% )
Total payments billed:	57
Description
High Interest Reduction Plan
Hello again everyone!? Since my first loan with Prosper I have made progress with debt reduction and consolidation.? I am a very trustworthy individual who is looking for a 2nd Prosper loan to consolidate payments and pay the interest to people like you vs. the banks.? My outstanding debt is related to putting my two children through college for their undergraduate degree (one is finished and one is almost finished).?

I have?excellent earning potential and?have?never?been late with any of my Prosper payments!? I have successfully paid off one Prosper loan EARLY!!

I hope you'll help me and you will not regret your investment in me.

Friends and Family Winning Bids
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439556
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	9.49%	Starting borrower rate/APR:	10.49% / 12.60%	Starting monthly payment:	$812.44

Auction yield range:	8.20% - 9.49%	Estimated loss impact:	6.40%
Lender servicing fee:	1.00%	Estimated return:	3.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	May-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	800-819 (Dec-2009)	Current / open credit lines:	16 / 14	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	29	Length of status:	11y 11m
Amount delinquent:	$0	Revolving credit balance:	$5,624	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	6%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	angustx	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchase Additional Company Trucks
Purpose of loan:
This loan will be used to purchase additional vehicles for my company.? I currently have?1 car and?5 small trucks.? One truck is being retired due to age/mileage and the car is approaching retirement.? The funds will be used to purchase 2 or 3 small used Ford F-150/Ranger pickups with low mileage.

My financial situation:
I am a good candidate for this loan because the vehicles are being purchased to be used?in an established and profitable small business.? The business has no long term debt and currently only owes money on two 2008 Ford Rangers that were purchased new?in June 2009.

The business is a specialty contractor and systems integrator.? The company sells, installs ?and services fire alarm systems, DDC control systems, sound/paging systems and voice/data systems.? The company is entering its 12th year in business.? The business environment is strong and the company has a substantial backlog of business.? I have over 30 years experience in the industry.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439560
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-1988	Debt/Income ratio:	10%
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	1 / 1	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$511	Occupation:	Student - College S...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	compassion-happiness5	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need some help with expenses
Purpose of loan:
This loan will be used to? to cover current expenses until my refund comes back from school.

My financial situation:
I am a good candidate for this loan because? I'm repsonsible enough to payback in the time requested.

Monthly net income: $ 600-700

Monthly expenses: $
??Housing: $ 330
??Insurance: $ -
??Car expenses: $ 40
??Utilities: $ 100
??Phone, cable, internet: $ -
??Food, entertainment: $ -
??Clothing, household expenses $ -
??Credit cards and other loans: $ -
??Other expenses: $ -
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439578
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 23.59%	Starting monthly payment:	$56.57

Auction yield range:	8.20% - 20.08%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1995	Debt/Income ratio:	26%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	3y 4m
Amount delinquent:	$0	Revolving credit balance:	$38,021	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	superb-order6	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Tuition
Purpose of loan:
This loan will be used to pay for tution

My financial situation:
I am a good candidate for this loan because I am gainfully employed, and I start a part-time online teaching job 01/18/2010 with the University of Phoenix.

Monthly net income: $3,600.00

Monthly expenses: $
??Housing: $ 1,300.00
??Insurance: $
??Car expenses: $
??Utilities: $ 109.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 700.00
??Other expenses: $ N/A
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439580
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	22.22%	Starting borrower rate/APR:	23.22% / 25.76%	Starting monthly payment:	$58.24

Auction yield range:	8.20% - 22.22%	Estimated loss impact:	7.02%
Lender servicing fee:	1.00%	Estimated return:	15.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1991	Debt/Income ratio:	25%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	67	Length of status:	9y 0m
Amount delinquent:	$0	Revolving credit balance:	$9,822	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	truth-chairman6	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
College Expenses
The purpose of this loan is to pay for books and expenses that I will incur as i attend college.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439584
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	5.15%	Starting borrower rate/APR:	6.15% / 6.49%	Starting monthly payment:	$60.98

Auction yield range:	3.20% - 5.15%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	4.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Oct-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Dec-2009)	Current / open credit lines:	18 / 17	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	32	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$9,099	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	16%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sunny-dime	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Advertising and inventory
Purpose of loan:
This loan will be used to? Mainly for advertising on sidebars and all those clicks on Google adwords.? I'm going to concentrate on shipwreck items.??If they start selling, I will be charged $100 for 10.? I will also be using local advertising.?

My financial situation:
I am a good candidate for this loan because? I am honest, reliable and dedicated to this project.?? I believe in it, so check me over at treasurebaybounty.com.? I hope you will be impressed
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439586
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.50%	Starting borrower rate/APR:	8.50% / 8.84%	Starting monthly payment:	$315.68

Auction yield range:	3.20% - 7.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1993	Debt/Income ratio:	4%
Credit score:	840-859 (Dec-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	7y 5m
Amount delinquent:	$0	Revolving credit balance:	$508	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	leverage-plasma	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
To fund Engagement RIng
Purpose of loan:
This loan will be used to buy an engagement ring for my girl friend.? We have been dating for over 3 years.? I will propose to her this New Years.

My financial situation:
I am a good candidate for this loan because I have a regular pay check and will be able to make monthly payments.? I have been employed at the same company since 2002 and am a senior engineer.? My position is stable and very sought after by my companies competitors.? I have stock and 401K holdings that I can use to supplement my earnings.? The reason I'm asking for a loan is that I do not want to tie all my free cash to the ring as I will be paying for the wedding as well.
Thanks for your consideration.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439588
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Dec-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	4 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	12	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$46,074	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	delectable-currency1	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
The chance to give back...
Purpose of loan:
This loan will be used to??Add money to an investment account that is already producing outstanding returns.? I want to put additional capital to work in this account because it is throwing off excellent positive cash flow and would compound much faster with more capital at work.? I?will be more than happy to share the details of what I am doing?along with the monthly returns I have been enjoying.?

My financial situation:
I am a good candidate for this loan because? What I've got a hold of isn't theory.? It isn't pie-in-the-sky.? It's real, and I've seen the results month over month in my account.? I have?incorporated a business recently (hence the high personal credit balance I am carrying) and?am well along in the process of getting a corporate?line of credit that I will be?pairing up with what I've got working for me.? In the meantime, I am trying to figure out a way to get my hands on as much money as I can privately?to compound this account quickly.? I am more than willing to pay a high interest rate on any Prosper loan I get because I can then turn around and earn a much higher monthly rate of return and repay the loan comfortably while also compounding my investment account.

Please give me the chance to get started in the Prosper community.? I would love to eventually be in a position where I'm loaning money to people to help them pursue their dreams.? Please feel free to contact me if you have any questions.? Blessings to you!

Monthly net income: $ 3000-5000????

Monthly expenses: $ 2500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439590
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	32.00%	Starting borrower rate/APR:	33.00% / 35.42%	Starting monthly payment:	$352.89

Auction yield range:	17.20% - 32.00%	Estimated loss impact:	19.88%
Lender servicing fee:	1.00%	Estimated return:	12.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Mar-1974	Debt/Income ratio:	7%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	9	Length of status:	13y 1m
Amount delinquent:	$0	Revolving credit balance:	$825	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	nickel-point	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Sign - 12 yrs in business
Purpose of loan:
This loan will be used to??put up a new?business?sign for a small?family?seafood restaurant that has been in business for over 12 years.

My financial situation:
I am a good candidate for this loan because? business is?still striving in this?tough economy?and hopefully will?be even better after new sign is added.
The mediocre credit rating was from a?previous business that did not do well?over 12 years ago, however - everything has been paid off.? I have never had to?use my credit for anything so never looked into fixing it.? As you can see - there is only one negative item on my report and $0.00 is owed.

Personal monthly net income: $ 3,500

Personal monthly expenses: $
??Housing: $ 1,200
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 85
??Phone, cable, internet: $
??Food, entertainment: $ 0
??Clothing, household expenses $ 35.00
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439592
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	6.50%	Starting borrower rate/APR:	7.50% / 7.84%	Starting monthly payment:	$217.74

Auction yield range:	3.20% - 6.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-1998	Debt/Income ratio:	64%
Credit score:	820-839 (Dec-2009)	Current / open credit lines:	37 / 34	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	71	Length of status:	8y 3m
Amount delinquent:	$0	Revolving credit balance:	$4,224	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	5%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	enterprising-dollar7	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off my credit card
Purpose of loan:
This loan will be used to??i want to pay off are credit

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439594
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.44%	Starting monthly payment:	$54.28

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Feb-1994	Debt/Income ratio:	27%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	8 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	jenngreenblue	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 93% )	660-679 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	1 ( 7% )	640-659 (Sep-2008)
Principal balance:	$2,533.70	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Catching up since I now have a job!
Purpose of loan:
I got a job (yay!) after ten months of unemployment (boo!) and I need to get caught up on those bills that piled up in the meantime. Once I'm caught up, I can make payments on everything - including a new prosper loan - just fine!

My financial situation:
I am a good candidate for this loan because?I've pared down my life to a smaller apartment, fewer fancy groceries, paid off my car, and spend most of my money on the kids, and my poor-to-fair credit is a reflection of my first marriage and recent unemployment, not my current situation.

Monthly net income: $2000

Monthly expenses: $ 1800
??Housing: $ 500
??Insurance: $?150 ??
??Car expenses: $50 (for gas - the car is paid off)
??Utilities: $ 100
??Phone, cable, internet: $100
??Food, entertainment: $?150
??Clothing, household expenses $?50
??Credit cards and other loans: $ 400?
??Other expenses: $ 300 (daycare)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439596
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$164.16

Auction yield range:	11.20% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-2006	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	7 / 6	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	10	Length of status:	0y 0m
Amount delinquent:	$0	Revolving credit balance:	$348	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	5%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	joyful-yield	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Student Expenses
Purpose of loan:
This loan will be used for officer uniforms, possibly traveling expenses and etc.

My financial situation:
I am a good candidate for this loan because after graduation, i will be going into the military. I will have a steady job and will be able to make the payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439606
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.56%	Starting borrower rate/APR:	25.56% / 27.87%	Starting monthly payment:	$360.51

Auction yield range:	11.20% - 24.56%	Estimated loss impact:	10.61%
Lender servicing fee:	1.00%	Estimated return:	13.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jan-1994	Debt/Income ratio:	14%
Credit score:	760-779 (Dec-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	4y 7m
Amount delinquent:	$0	Revolving credit balance:	$22,849	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	58%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	euro-wonder	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used for debt consolidation.

My financial situation:
I am a good candidate for this loan because i have been working for the same company for appox 5 years and have earned in excess of 130k this year.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439612
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$102.60

Auction yield range:	11.20% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Nov-1994	Debt/Income ratio:	21%
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	23y 4m
Amount delinquent:	$0	Revolving credit balance:	$33,493	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	86%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	methodical-openness8	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
helping son with motor
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439616
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 25.28%	Starting monthly payment:	$290.32

Auction yield range:	17.20% - 22.00%	Estimated loss impact:	26.25%
Lender servicing fee:	1.00%	Estimated return:	-4.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Nov-1994	Debt/Income ratio:	5%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	5	Total credit lines:	50	Length of status:	10y 0m
Amount delinquent:	$7,153	Revolving credit balance:	$1,358	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	67%	Stated income:	$100,000+
Delinquencies in last 7y:	19	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	perrysmm	Borrower's state:	Ohio	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 89% )	660-679 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	3 ( 11% )	620-639 (Jul-2009) 620-639 (Aug-2007) 600-619 (Jun-2007) 600-619 (Mar-2007)
Principal balance:	$1,006.71	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
Mom of 3 needs help
Purpose of loan:
Please help me as I am trying to consolidate my debts as I am going thru a separation with my husband.? My kids are 13, 8 and 6 and I am a Project Manager/Accountant.? I would appreciate your help even though my credit is not in the 700+, Please help me out !!!

My financial situation:
I am a good candidate for this loan because I have an excellent history with Prosper and would again opt to have my payments auto-deducted from my checking to ensure compliance

Monthly expenses: $ $6000
??Housing: $ 2500
??Insurance: $?300????
??Car expenses: $?850
??Utilities: $ 450????
??Phone, cable, internet: $?200
??Food, entertainment: $ 700
??Clothing, household expenses $ 400
Credit cards and other loans: $225
??Other expenses: 400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439618
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	5.15%	Starting borrower rate/APR:	6.15% / 6.49%	Starting monthly payment:	$76.22

Auction yield range:	3.20% - 5.15%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	4.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Aug-2004	Debt/Income ratio:	2%
Credit score:	760-779 (Dec-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	3	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	asset-control2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Investing for Education
A little about me:
Hi everybody, thank you for considering this loan. I just graduated from USC (Fight ON!) with a Master's degree in Aerospace Engineering. I want to borrow some money to further my education.

PS I posted the picture of me on the Brooklyn bridge because I went to NY for spring break and enjoyed the trip.

Purpose of loan:
I want to borrow money to further my education and to develope my credit by borrowing.

My financial situation:
I currently work at an Aerospace company with monthly income of more than $3,000. I'm currently saving $600/month for a house, and I'm willing to dip into this to pay this loan on-time every month.?I'm very good with my credit. I have 2 credit cards and have had only 2 late payments in the past 5 years. As you can see, I have a very good credit score along with no current debt.

Thank you for considering this listing and helping me out. If you're looking to invest a small amount of money to lock in a nice return, please be my lender. I won't disappoint. Remember that I'm also trying to improve my credit here, so I will absolutely pay on-time. Also, monthly payments will be automatically deducted from my bank account.

Please send me any questions you have.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439622
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 24.23%	Starting monthly payment:	$45.26

Auction yield range:	8.20% - 20.08%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1987	Debt/Income ratio:	43%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	36	Length of status:	3y 2m
Amount delinquent:	$1,177	Revolving credit balance:	$2,748	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	6%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	0
Screen name:	the-profit-reformer	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Transmission
Purpose of loan:
This loan will be used to? Help with $2,000 transmission for my truck

My financial situation:
I am a good candidate for this loan because? I work very hard at 2 jobs. I am honest and responsible. I have had some late payments in the past due to divorce and children which may affect my credit rating. But I have always paid my bills. I am in a more comfortable financial position at this time and do not see any problem in making these payments. If I have to pay a little higher interest to prove myself, then I understand that. The truck I had to repair will be paid off in March.

Monthly net income: $ 2498.00

Monthly expenses: $ 1770.00
??Housing: $ 500.00
??Insurance: $ 85.00
??Car expenses: $?275.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 75.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $?235.00
??Other expenses: $ 150.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439628
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$294.03

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	May-1999	Debt/Income ratio:	7%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	0 / 0	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	10y 2m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Laborer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	escalator7	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Off Family Debts
I am a good candidate for this loan because my debt ration is very low and because I am debt free. All my expenses are usual expenses and I am looking for a loan to pay off some family debts that my wife has and update some bills. We were a little backed off on bills because our tenants moved and we didnt rent for over? 2 months. I was looking for a 25,000 loan but I see its a little impossible now because of my credit rate. I would like to start off with this one and than see when I pay it off I can get something bigger to repair my kitchen as a gift to my wife.

Salary (monthly)
My salary 3000
My Wife's 1900
Rent income 2500

Total salary $ 7,400

Montly expenses
Mortgage -$2580
Electricity ? $450
Cell phone/Internet/TV $275
Insurance $ 388
Food$ 350
Credit cards $60
Household 200
Water 190
Kids 160
Gas 480
car payment 370
_____________
Total monthly expenses $ 5,483.00

Available money to use to make montly payments on Prosper loan? $1,917
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439630
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.20%	Starting borrower rate/APR:	18.20% / 20.41%	Starting monthly payment:	$725.06

Auction yield range:	17.20% - 17.20%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1984	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-759 (Dec-2009)	Current / open credit lines:	12 / 12	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	28	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$85,740	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$0
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	income-cadence4	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business start up working capital
Purpose of loan:
This loan will be used to? provide my business with start-up working capital.? I am an Independent Agent for a multi-billion dollar global transportation and logistics company.? I established my own company, which is an "S" Corporation.? The company I represent is, and has been ranked as the "Top Provider" in the industry for several years.

My financial situation:
I am a good candidate for this loan because? I have been working with the SCORE Organization to put together my "business plan", along with a two (2) year cash flow projection.? The mentors at SCORE are going to use my business plan as a template for future candidates.? Based on my financial projections, the SCORE Team feel that my business plan and model are extremely viable.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439634
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Nov-2004	Debt/Income ratio:	36%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	9 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$1,547	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	92%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	interest-competitor9	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating my debt
Purpose of loan:
This loan will be used to pay off my credit cards and debt. I owe $3,200 to world finance, $2,500 to CareCredit, $950 to Capital One, $700 to credit plus, and?my window motor for my passenger side window in my car needs to be replaced that is $150?. I am only able to pay the minimum amount due, and if I had one bill that would be around $350 one time a month then I could take the rest from my next pay check and pay more to this loan. It is so spread out right now?that I have bills due every couple of days which makes it hard to live and raise a family.

My financial situation:
I am a good candidate for this loan because I work very hard, and pay all of my bills on time, just too many and would be a lot easier for myself to manage them if it was just one payment each month. I also attend school at DeVry University and am having to pay them $1,500 dollars every term which makes it hard for me to make all of those payments and still afford to put dinner on my table each and every night. I just would like to get organized and get out of debt by making one payment a month to cover all of these costs. I plan to pay more on this loan every month, and also get out of debt. My credit is in good standing, but my DTI is too high so financial institutions will not lend to me.

Monthly net income: $2,000

Monthly expenses: $
??Housing (own): $629.00
??Insurance: $85.00
??Car expenses: $200
??Utilities: $150.00
??Phone, cable, internet: $75.00 only have a cell phone?
??Food, entertainment: $200.00 (no entertainment that is just for food)
??Clothing, household expenses $0 (this comes out of my food?money)
??Credit cards and other loans: $500.00
??Other expenses: $200.00 (this is for gas for the month)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439640
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 26.85%	Starting monthly payment:	$38.71

Auction yield range:	8.20% - 22.00%	Estimated loss impact:	7.02%
Lender servicing fee:	1.00%	Estimated return:	14.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-2006	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	2 / 2	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$1,178	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	58%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	bold-return-maple	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Christmas Money
Purpose of loan:
This loan will be used to?
Purchase Christmas Presents and take a vacation home to see family for the holidays.
My financial situation:
I am a good candidate for this loan because?
I have a steady job, and am a full time University student.
Monthly net income: $
900
Monthly expenses: $
??Housing: $ 450
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439646
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.20%	Starting borrower rate/APR:	18.20% / 20.41%	Starting monthly payment:	$181.26

Auction yield range:	17.20% - 17.20%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-2005	Debt/Income ratio:	15%
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	15	Length of status:	1y 11m
Amount delinquent:	$0	Revolving credit balance:	$357	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	friendly-dollar5	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Computer/Camera/Personal Business
Purpose of loan:
This loan will be used to purchase a professional computer (Mac Book Pro) and a professional video camcorder.

My financial situation:
I am a good candidate for this loan because I will pay my loan in a timely manner and pay more if possible. I already have a dozen paid projects to work on once I get the computer and camera.? I will have the loan paid off in no time.

Monthly net income: $ 1800

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 50
??Car expenses: $ 100
??Utilities: $ 0
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 100
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418927
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$157.61

Auction yield range:	4.20% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1995	Debt/Income ratio:	17%
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$16,481	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	72%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	MicroFinancial	Borrower's state:	Alaska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	1 ( 100% )	700-719 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	660-679 (Jul-2009) 660-679 (Jul-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	1
Description
Technology for Business
Purpose of Loan:
To purchase a desktop, laptop, and software for business.

My Credit Risk:
I am a true low risk. I only use and keep credit I need (this is why my credit usage is high). My revolving credit is approximately $17,000 as of today. I have another $50,000 in student loans. My total monthly debt payments each month is around $1,000. I have a long term contract with a company and entered into a new MSA with another company.

Bottom Line:
I am a good candidate for this loan because I am asking for an amount that I can pay back each month and it helps me grow my business.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 431785
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,100.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	5.15%	Starting borrower rate/APR:	6.15% / 6.49%	Starting monthly payment:	$33.54

Auction yield range:	3.20% - 5.15%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	4.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Apr-1994	Debt/Income ratio:	2%
Credit score:	780-799 (Dec-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$4,390	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	12%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	no-whammies	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Lower Closing Fees
Purpose of loan:
This loan will be used to? lower fees still applicable.?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439293
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$916.40

Auction yield range:	17.20% - 18.00%	Estimated loss impact:	26.00%
Lender servicing fee:	1.00%	Estimated return:	-8.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Apr-2003	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	11 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	16	Length of status:	11y 8m
Amount delinquent:	$0	Revolving credit balance:	$20,590	Occupation:	Tradesman - Carpent...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	five-star-fairness	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my credit cards. Bank's raising interest rates on Feb. 2010 for no reason. I can't take their abuse anymore.

My financial situation:
I am a good candidate for this loan because I'm never late with payments.?

Monthly net income: $ 5500

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 150
??Car expenses: $?324
??Utilities: $100
??Phone, cable, internet: $ 100
Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $ 700
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439383
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,600.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	14.05%	Starting borrower rate/APR:	15.05% / 17.22%	Starting monthly payment:	$333.02

Auction yield range:	6.20% - 14.05%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1991	Debt/Income ratio:	52%
Credit score:	740-759 (Dec-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	3y 6m
Amount delinquent:	$0	Revolving credit balance:	$34,502	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	point-pledge	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Conquer the Debt!
Purpose of loan:
This loan will be used to pay off my some of my debt!!!? I have a goal to be out of debt as early as 24 to 36 months.? The credit card companies are changing their terms to balance their debt, and I am looking to pay them off!? I need to cut high interest rates and fees to major credit cards.? I would like for my family to be comfortable without the added strain of needless debt.? I would like to obtain this loan for the purpose of consolidating my credit cards and paying all parties off with 2 years. I will be able to pay additional principal amounts towards the loan throughout the?term.
My financial situation:
I am a good candidate for this loan because I am definately credit worthy and goal oriented!? I DO NOT miss payments! EVER!? I love auto draft!? I am employed full time and own my home.????It appears that my debt to income ratio and revolving balances are high, however my credit is joint with my husbands.? I have only listed my income for consideration.? I have been with my current employer 3 1/2 years, but 13 years consistantly in the same profession.? I have also recently returned to college.? Thank you.

Income - $6050 month base salary

Debt to be?Paid:?
Card 1 - $7400. - 14.9% - $220.????
Card 2 -?$1375. - 22% - $100. month
Card 3 - $850. - 29% - $54. month

Expenses- House $1442. month (Joint with Husband)
Car - $748 month
Credit Cards?- $1,088. month (Joint with Husband)
Groceries/Utilities $1000. month
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439517
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.40%	Starting borrower rate/APR:	10.40% / 12.51%	Starting monthly payment:	$486.83

Auction yield range:	4.20% - 9.40%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1996	Debt/Income ratio:	18%
Credit score:	780-799 (Dec-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	8y 0m
Amount delinquent:	$0	Revolving credit balance:	$24,492	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	44%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	zeavrangroup	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
DISCOVER CARD CHARGED TOO HIGH!
Purpose of loan:
This loan will be used to? pay off my credit card bills (the credit card was because my wife used ?DISCOVER CARD with extremely high interest rate,disproportionate to my credit rating. I want to paid it off so i can closed? the account and promised? to myself not to use DISCOVER CARD EVER. Their charges are ridiculous and very ?unethical.
My financial situation:
I? am a prosper member for at least 3 years now. I lend money to other prosper members ?for a total of almost $6,000.00. I also have some money in? the stock market?.

I am a good candidate for this loan because? I have a very good credit score. I pay my bills on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439545
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Feb-1992	Debt/Income ratio:	24%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$8,696	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	80%	Stated income:	$100,000+
Delinquencies in last 7y:	16	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	mikesfast24	Borrower's state:	Vermont	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to? Pay off credit cards and finish the construction on my new house.

My financial situation:
I am a good candidate for this loan because? I pay my bills on time. I have not been late on a payment in over 5 years.

Monthly net income: $ 9200

Monthly expenses: $
??Housing: $?1700
??Insurance: $ 230
??Car expenses: $ 1100
??Utilities: $ 200
??Phone, cable, internet: $?200
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439563
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,700.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.05%	Starting borrower rate/APR:	14.05% / 16.21%	Starting monthly payment:	$58.14

Auction yield range:	6.20% - 13.05%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-2005	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	3 / 3	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	16	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$1,703	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	27%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	interest-beaker	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off A Credit Card Balance
Purpose of loan:
When I was in college in 2006-2007, I purchased some items for school (including a computer and some computer accessories) and some other materials.I used money from my summer job in 2007 to pay the full balance on my Best Buy credit card, but paid the minimums on my Mastercard credit card, with a balance of $2400.I have paid my minimums on time with no issues and my current balance on the card is $1700.I have used a debit card since 2007 and have not charged any charges on my credit cards.

My financial situation:
I will be finished with my classes in April 2010 and can pay my credit card minimums until I get a job.I have a 90% chance of being hired within 6 months after graduation.My first paycheck will be used to eliminate my credit card balance.I would need an interest rate of 14% or lower on a $1700 loan to eliminate my credit card debt.Currently, I am unemployed because I am a full-time student, but will be interning in March of 2010. Some of my job money will also be used to pay off some of my college loans.I will have enough money in my bank account for minimum payments, which will last around ten months.I am very timely on payments and notify people if I have any questions.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439569
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Apr-1981	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	11 / 11	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	24	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$9,897	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	73%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	listing-karate	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Reduction
Purpose of loan:
This loan will be used to? Pay off credit cards

My financial situation:
I am a good candidate for this loan because? I have a good record of paying my bills.

Monthly net income: $ 2,150

Monthly expenses: $?925
??Housing: $ 561.00
??Insurance: $ 175.00 every 6 months
??Car expenses: $ 60
??Utilities: $
??Phone, cable, internet: $ 22.78
??Food, entertainment: $ 60
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439579
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$542.83

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Dec-2001	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Dec-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	3	Length of status:	4y 2m
Amount delinquent:	$0	Revolving credit balance:	$304	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	8%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	magical-bid5	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pro-Tools Hit Maker, Musical Genius
Purpose of loan:
This loan will be used to? Secure an HD Pro Tool System. http://www.digidesign.com/index.cfm?langid=100&navid=505&itemid=4759
Which will allow me maximize my studios potential. By providing my clients with the latest plug-ins, sounds, & effects. (to match any files provided) Produce an even crisper & more advanced sound. Also I will have the ability to re-produce any original music to match the clients project perfect.
My financial situation:
I am a good candidate for this loan because? I am currently a successful Audio Engineer, with a growing clientele. I'm well know for my quality work, & I LOVE what I do. I also hold a Full-Time assistant manager position. Paying back this Loan will not be a problem at all.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439587
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.20%	Starting borrower rate/APR:	18.20% / 20.41%	Starting monthly payment:	$543.79

Auction yield range:	17.20% - 17.20%	Estimated loss impact:	25.95%
Lender servicing fee:	1.00%	Estimated return:	-8.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	May-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	6 / 6	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	15	Length of status:	4y 4m
Amount delinquent:	$0	Revolving credit balance:	$5,236	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	worth-companion	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying inventory for Growth
Purpose of loan:

We will?use the funds to acquire additional product for the growth we are experiencing.

The Items we sell are Hobby related items such as RC Cars, Planes, Helicopters, Science kits for the kids and much more.
Our Christmas sales exceeded expectations, so now we're stocking up on the parts and accessories needed for continued support to our growing customer base.

While sales of larger ticket items such as RC Cars and Helicopters Yield an average profit of 34%, the on-going support of parts and upgrades yield a much higher profit of 85-120% to include more profits from the labor required for installation of such items.

We have worked late hours to build a complete list of needed items for this continued support and found we are in need of additional funding.
Our calculations and prior year?s activities have assisted us in making a list that consist of items that will turn over 3 times in the next 4 months.

More information about us:

With over 30 years of experience and 5 years in the business, our company continues to grow even after a devastating fire last year this time.
We are a company that has both a local and internet based sales stream that is growing consistently.
Our goal is to provide a higher degree of service and support while increasing our customer base.
RC & Me hobbies Web site (www.rcandme.com)?has grown 200% in the last 4 months with the help of 2 new programmers.
We have over 5000 items listed and will pass 10k in the next 2 months.

My financial situation:

My Credit report will show all payments are made on time all the time and so will the repayment of this load.
While banks are not lending, we are hoping to obtain a loan from you, with your help we can continue to grow our company.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439591
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.70%	Starting borrower rate/APR:	23.70% / 25.99%	Starting monthly payment:	$117.23

Auction yield range:	8.20% - 22.70%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	10 / 9	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	14	Length of status:	9y 3m
Amount delinquent:	$0	Revolving credit balance:	$23,183	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	peter71	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Catching up with my business
Purpose of loan:
This loan will be used to finance my business through the loss of one major client and the pickup of another.

My financial situation:
I am a good candidate for this loan because I have a steady group of clients coming in and am just trying to make it through the next month between paychecks from clients. I have been in business for eleven years and have just recently had a few clients who are financially not able to continue using my services. I have also recently garnered work from three new clients that will provide me with enough earnings to get back on top.

Monthly net income: $ 4600 - 5500

Monthly expenses: $
??Housing: $1900
??Insurance: $68
??Car expenses: $100 or less (I work from home)
??Utilities: $280 (water, power, garbage and sewer, natural gas)
??Phone, cable, internet: $ 180 (phone and internet are through Century Tel in a bundle package and my cable is Direct TV.)
??Food, entertainment: $100 (we rarely go out, but sometimes take small trips to our rental in Tacoma Washington)
??Clothing, household expenses $ 200 (we have a baby so we buy diapers and baby cleaning stuff, but we aren't big shoppers)
??Credit cards and other loans: $ 700 per month
??Other expenses:
Rental house:$1040
Rental Income $1100
Cat and Dog supplies: $50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439597
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-2004	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	6 / 3	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	12	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$1,717	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	obedient-hope9	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Trying to go back to school
Purpose of loan:
This loan will be used to help pay for everything not already covered by federal loans in my quest for greater education.? Currently I am $2000 short every trimester in just tuition alone (that's after grants, scholarships, and federal loans).? So this money will help with tuition, purchases such as text books and school supplies, as well as daily expenses such as gas and food.? I urge you to please help me finish my education.

My financial situation:
I am a good candidate for this loan because I have years of responsible credit history.? I have never missed a payment on any outstanding account in my name.? On top of that I have paid off my entire car loan and currently only have a small amount of credit card debt.

Monthly net income: $ 1300

Monthly expenses: $
??Housing: $ 450
??Insurance: $ 100
??Car expenses: $ 50
??Utilities: $ 130
??Phone, cable, internet: $ 40
??Food, entertainment: $ 50
??Clothing, household expenses $
??Credit cards and other loans: $ 30
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439601
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jul-1994	Debt/Income ratio:	24%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	17 / 17	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	35	Length of status:	2y 5m
Amount delinquent:	$300	Revolving credit balance:	$45,849	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	safe-bid8	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Cleaning up from the divorce
Purpose of loan:
This loan will be used to? Pay taxes

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 7200

Monthly expenses: $
??Housing: $ 980
??Insurance: $ 100
??Car expenses: $ 345
??Utilities: $ 340
??Phone, cable, internet: $ 180
??Food, entertainment: $ 1000
??Clothing, household expenses $
??Credit cards and other loans: $ 1900
??Other expenses: $ 2000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439613
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.40%	Starting borrower rate/APR:	28.40% / 30.75%	Starting monthly payment:	$207.90

Auction yield range:	11.20% - 27.40%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1999	Debt/Income ratio:	32%
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	5 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	10y 3m
Amount delinquent:	$0	Revolving credit balance:	$447	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	26%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	raider1	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	720-739 (Latest)
Principal borrowed:	$4,500.00	< mo. late:	0 ( 0% )	640-659 (Jun-2008) 640-659 (May-2008) 640-659 (Apr-2008) 620-639 (Mar-2008)
Principal balance:	$2,417.22	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
home improvement
Purpose of loan:
(explain what you will be using this loan for)
home improvement
My financial situation:
(explain why you are a good candidate for paying back this loan)
PAY BILLS ON TIME.???Have one loan with prosper and pay before the due date.?
Monthly net income: $ 1681.76

Monthly expenses: $
??Housing: $ 590.00?RENT
??Insurance: $ 328.00 PER 6 MONTHS AUTO
??Car expenses: $ 25.00 GAS PER MONTH
??Utilities: $ 25.00 TO 30.00?AVERAGE PER MONTH ELECTRIC ONLY
??Phone, cable, internet: $ 151.16
??Food, entertainment: $ 150.00 PER MONTH
??Clothing, household expenses $
??Credit cards and other loans: $?110.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439621
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1992	Debt/Income ratio:	29%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	4y 4m
Amount delinquent:	$0	Revolving credit balance:	$4,659	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	16	Homeownership:	No
Inquiries last 6m:	3
Screen name:	j_dot	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help us help the disabled
Purpose of loan:
This loan will be used to? fix the brakes and beef up the suspension on the 'Jeep'.? I have to transport 'her' and Grandma, on-call, 24/7. Made a few trips this winter to the ED. Don't want to have to wait for an ambulance unnecessarily when NY is throwin' it's worst at ya.? Best have a decent 4x4.?
.
My financial situation:
I am a good candidate for this loan because? I work three jobs, make pretty good money, and I'm abitiously pursuing a retail business. The only problem I've ever had was reliable transportation and a job that could help me maintain it.? Now I have both.? Saw the Prosper.com spot on CNN and thought... excellent idea.? I can get a head-start.

I am apparently not a good candidate for a 'bank' loan because they only count the income from my FT job, and?the amount of my student loans destroys my debt-to-income ratio, even though I consider my education an asset. I won't qualify for a mortgage until the amount of the mortgage is paid down on my student loans, so basically, I can only buy property if someone else holds the mortgage or I pay cash. I found a retail location whose owner will hold the mortgage for me, but he wants a substantial down payment. I can make monthly payments on all of my accounts, but It would probably take me another whole year to come up with a down payment if I didn't have my family's help - and/or Prosper.

Monthly net income: $ 2500

Monthly expenses:
??Housing: $ 200
??Insurance: $ 100
??Car expenses: $ 132+?$260++/mo gas
??Utilities: $ 100
??Phone, cable, internet: $ 75
??Food, entertainment: $ 150
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 200
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439625
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$361.89

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-1982	Debt/Income ratio:	21%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	5 / 6	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	28	Length of status:	38y 4m
Amount delinquent:	$9,248	Revolving credit balance:	$35,592	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	gravitas1	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Settlement
Purpose of loan:
This loan will be used to? settle credit card debt resulting from wife's medical bills and funeral expenses.

My financial situation:
I am a good candidate for this loan because? I have very steady employment and can access retirement funds within 2 years to completely pay off any remaining loan balance.

Monthly net income: $ 2930.00

Monthly expenses: $ 2642.00
??Housing: $ 996.00
??Insurance: $ 191.00
??Car expenses: $ No Car Payment
??Utilities: $ 120.00
??Phone, cable, internet: $ 110.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 875.00
??Other expenses: $ None
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439643
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.24%	Starting borrower rate/APR:	9.24% / 11.58%	Starting monthly payment:	$47.87

Auction yield range:	4.20% - 8.24%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1996	Debt/Income ratio:	49%
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	9 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	16y 0m
Amount delinquent:	$0	Revolving credit balance:	$10,535	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	mindful-revenue5	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off debt
Purpose of loan:
This loan will be used to?Pay off personal debt.?

My financial situation:
I am a good candidate for this loan because? I have a steady job and work history.

Monthly net income: $ 1320.00????

Monthly expenses: $
??Housing: $ 160.00
??Insurance: $
??Car expenses: $
??Utilities: $ 200.00????
??Phone, cable, internet: $ 90.00????
??Food, entertainment: $?100.00
??Clothing, household expenses $150.00?????
??Credit cards and other loans: $ 300.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439649
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,800.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	19.80%	Starting borrower rate/APR:	20.80% / 23.05%	Starting monthly payment:	$67.63

Auction yield range:	8.20% - 19.80%	Estimated loss impact:	6.96%
Lender servicing fee:	1.00%	Estimated return:	12.84%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Aug-1999	Debt/Income ratio:	22%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	15 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	4y 8m
Amount delinquent:	$0	Revolving credit balance:	$191,643	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	72%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	srsock	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	18 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	680-699 (Jan-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Consolidating Credit Debt
Purpose of loan:
This loan will be used to consolidate some high interest credit cards
My financial situation:
First let me clarify most of the revolving credit that will be posted with my listing. I co-signed on an equity line of credit for my father, on his house that he lives in, leaving approximately $160,000 on my credit report.?Unfortunately it shows up on my report as a RIDICULOUS amount of revolving credit which also drags my credit score down. He is solely responsible for that loan and has no problem making his own payments, he just didn't have enough verifiable income to get it on his own.I currently have property in Pennsylvania,?most of which is rented out, but I incurred debt while rehabbing the houses. I am a good candidate for this loan because my bills are always paid on time and I also deliver pizza on the side, giving me further stability.

Monthly net income:? $5000

Monthly expenses: $
??Housing: $?500
??Insurance: $ 250
??Car expenses: $ 50
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $?700
??Other expenses: $ 0
Information in the Description is not verified.